Ex. 23.1
                             CONSENT OF ACCOUNTANTS

                             Henry Schiffer, C.P.A.
                           An Accountancy Corporation
                             315 South Beverly Drive
                                    Suite 211
                             Beverly Hills, CA 90212


December 13, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  FoneFriend, Inc.- Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 2002 in FoneFriend's audited financial statements for the period ended September 30, 2002 and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ Henry Schiffer, CPA
An Accountancy Corporation
Beverly Hills, California